UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 28, 2007

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360
Redwood Shores, California 94065
(Address of principal executive offices, including zip code)

(650) 610-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1                                             Registrant’s Business and Operations

Item 1.01                                          Entry into a Material Definitive Agreement

License Agreement with Radvision Ltd.

On June 28, 2007, Avistar Communications Corp. and its wholly-owned subsidiaries, Avistar Systems UK Limited (“AVUK”) and Collaboration Properties, Inc. (CPI), announced that they had entered into a Patent License Agreement with Radvision Ltd., an Israeli corporation.

Under the license agreement, Avistar granted Radvision and its subsidiaries a license in the field of videoconferencing to all of CPI’s patents, patent applications and patents issuing therefrom with a filing date on or before May 15, 2007.  Also under the license agreement, Radvision granted to Avistar and its subsidiaries a license in the field of videoconferencing to all of Radvision’s patents, patent applications and patents issuing therefrom with a filing date on or before May 15, 2007.

The license agreement includes mutual releases of the parties from claims of past infringement of the licensed patents.  As partial consideration for the licenses and releases granted under the agreement, Radvision has agreed to make a one-time license payment to Avistar of US $4.0 million.

The press release issued by Avistar on June 28, 2007 is attached as Exhibit 99.1.

Section 9.  Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated June 28, 2007; License Agreement with Radvision Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  June 28, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated June 28, 2007; License Agreement with Radvision Ltd.